UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARES CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your Vote Counts! T00586-S39424 Smartphone users Point your camera here and vote without entering a control number ARES CAPITAL CORPORATION 2026 Special Meeting Vote by August 12, 2026 11:59 PM ET ARES CAPITAL CORPORATION 245 PARK AVENUE 44TH FLOOR NEW YORK, NY 10167 You invested in ARES CAPITAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on August 13, 2026. Vote Virtually at the Meeting* August 13, 2026 1:30 PM EDT Virtually at: http://www.virtualshareholdermeeting.com/ARCC2026SM *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 30, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends T00587-S39424 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. To authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock, par value $0.001 per share, at a price below its then current net asset value per share subject to the limitations set forth in the proxy statement for the special meeting of stockholders (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock). If approved, the authorization would be effective for common stock issued during a twelve-month period expiring on the anniversary of the date of this Special Meeting. For